Exhibit 20.4
Page 1 of 3

                    Navistar Financial 1997 - B Owner Trust
                          For the Month of October 1999
                     Distribution Date of November 15, 1999
                            Servicer Certificate #25

Original Pool amount Initial Receivables               $408,527,638.36
Subsequent Receivables  (transferred 11/13/97)          $91,466,751.20


Beginning Pool Balance                                 $197,220,858.73
Beginning Pool Factor                                        0.3944461

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay) $10,162,165.49
     Interest Collected                                  $1,342,205.45

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                     $316,372.50
Total Additional Deposits                                  $316,372.50

Repos / Chargeoffs                                         $383,560.70
Aggregate Number of Notes Charged Off                              114

Total Available Funds                                   $11,820,743.44

Ending Pool Balance                                    $186,675,132.54
Ending Pool Factor                                           0.3733545

Servicing Fee                                              $164,350.72

Repayment of Servicer Advances                                   $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                 $10,479,602.67
     Target Percentage                                           5.25%
     Target Balance                                      $9,800,444.46
     Minimum Balance                                     $9,999,887.79
     (Release) / Deposit                                  ($479,714.88)
     Ending Balance                                      $9,999,887.79

Current Weighted Average APR:                                   9.666%
Current Weighted Average Remaining Term (months):                29.86
Delinquencies                                            Dollars        Notes
     Installments:               1 - 30 days         $1,900,593.39      1,319
                                 31 - 60 days          $478,339.71        348
                                 60+  days             $198,198.76         86

     Total:                                          $2,577,131.86      1,331

     Balances:                   60+  days           $3,532,084.21         86

Memo Item - Reserve Account
     Prior Month                                    $10,354,095.08
+    Invest. Income                                     $46,849.05
+    Excess Serv.                                       $78,658.54
+    Transfer (to) / from Collections Account                $0.00
     Beginning Balance                              $10,479,602.67

Exhibit 20.4
Page 2 of 3

Navistar Financial 1997 - B Owner Trust
For the Month of October 1999

                                                                                      NOTES
                                                                  (Money Market)
                                   TOTAL           CLASS A - 1      CLASS A - 2     CLASS A - 3      CLASS A - 4    CLASS B NOTES
                                $500,000,000.00  $107,000,000.00  $94,000,000.00  $132,000,000.00  $149,500,000.00  $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                              0.00%           0.00%           96.50%            0.00%           3.50%
     Coupon                                                5.72%           5.96%            6.20%            6.30%           6.30%

Beginning Pool Balance          $197,220,858.73
Ending Pool Balance             $186,675,132.54

Collected Principal              $10,162,165.49
Collected Interest                $1,342,205.45
Charge - Offs                       $383,560.70
Liquidation Proceeds/Recoveries     $316,372.50
Servicing                           $164,350.72
Cash Transfer from Reserve Account        $0.00
Total Collections Available
  for Debt Service               $11,656,392.72

Beginning Balance               $197,220,858.73            $0.00           $0.00   $40,818,128.70  $149,500,000.00   $6,902,730.03

Interest Due                      $1,032,007.99            $0.00           $0.00      $210,893.66      $784,875.00      $36,239.33
Interest Paid                     $1,032,007.99            $0.00           $0.00      $210,893.66      $784,875.00      $36,239.33
Principal Due                    $10,545,726.19            $0.00           $0.00   $10,176,625.77            $0.00     $369,100.42
Principal Paid                   $10,545,726.19            $0.00           $0.00   $10,176,625.77            $0.00     $369,100.42

Ending Balance                  $186,675,132.54            $0.00           $0.00   $30,641,502.93  $149,500,000.00   $6,533,629.61
Note / Certificate Pool Factor                            0.0000          0.0000           0.2321           1.0000          0.3734
   (Ending Balance / Original Pool Amount)
Total Distributions              $11,577,734.18            $0.00           $0.00   $10,387,519.43      $784,875.00     $405,339.75

Interest Shortfall                        $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
Principal Shortfall                       $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
     Total Shortfall                      $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
      (required from Reserve)
Excess Servicing                     $78,658.54
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance   $10,479,602.67
(Release) / Draw                   ($479,714.88)
Ending Reserve Acct Balance       $9,999,887.79

Exhibit 20.4
Page 3 of 3

Navistar Financial 1997 - B Owner Trust
For the Month of October 1999


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                     5                4                 3                 2                  1
                                  Jun-99           Jul-99            Aug-99            Sep-99             Oct-99
Beginning Pool Balance       $237,160,920.52   $223,628,279.43   $215,198,969.48   $205,970,930.43   $197,220,858.73

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                $619,513.55       $242,359.00       $506,853.12       $436,941.54       $383,560.70
    Recoveries                   $483,272.01       $511,977.44       $539,942.09     $1,373,371.01       $316,372.50

Total Charged Off (Months 5, 4, 3)               $1,368,725.67
Total Recoveries (Months 3, 2, 1)                $2,229,685.60
Net Loss / (Recoveries) for 3 Mos                 ($860,959.93)(a)

Total Balance (Months 5, 4, 3)                 $675,988,169.43 (b)

Loss Ratio Annualized  [(a/b) * (12)]                -1.52836%

Trigger:  Is Ratio > 1.5%                                   No
                                                                     Aug-99            Sep-99             Oct-99

B)   Delinquency Trigger:                                          $2,035,322.29     $3,946,353.32      3,532,084.21
     Balance delinquency 60+ days                                       0.94579%          1.91598%          1.79093%
     As % of Beginning Pool Balance                                     0.99630%          1.32177%          1.55090%
     Three Month Average

Trigger:  Is Average > 2.0%                                 No

C)   Noteholders Percent Trigger:                     2.00000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                 No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer